EXHIBIT 3.1





Microfilm Number Filed with the Department of State on

Entity Number                                     Secretary of the Commonwealth

                     ARTICLES OF INCORPORATION-FOR PROFIT

                                      OF

                  WESTERN PENNSYLVANIA ADVENTURE CAPITAL FUND
                              Name of Corporation
                     A TYPE OF CORPORATION INDICATED BELOW
             DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

Indicate type of domestic corporation:

  X  Business-stock (15 Pa.C.S.ss.1306)                  Management (15
----                                               ------
Pa.C.S.ss.2702)

      Business-nonstock (15 Pa.C.S.ss.2102)        ___ Professional (15
-----
Pa.C.S.ss.2903)

      Business-statutory close (15 Pa.C.S.ss.2303)       Insurance (15
-----                                              ------
Pa.C.S.ss.3101)

                           Cooperative (15 Pa.C.S. ss. 7102)

     In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.   The name of the corporation is: Western Pennsylvania Adventure Capital Fund

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a)   4516 Henry Street    Pittsburgh    Pennsylvania    15213    Allegheny
           Number and Street      City           State         Zip       County

     (b) c/o:
                    Name of Commercial Registered Office Provider

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 10,000,000 common stock x $.01 par value (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including number and street, if any, of each incorporator is:

     Name                           Address
     Jeffrey W. Letwin              Doepken Keevican & Weiss
                                    37th Floor, USX Tower
                                    600 Grant Street
                                    Pittsburgh, PA  15219



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DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)-2

6.   The specified effective date, if any, is: Not applicable


7.   Additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.


IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this day of May, 1996.



By:

/s/ Jeffrey W. Letwin
-----------------------------------
Jeffrey W. Letwin, Incorporator